UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 13, 2009

Chordiant Software, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34179	93-1051328
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20400 Stevens Creek Boulevard, Suite 400
Cupertino, California  95014
(Address of Principal Executive Offices, Including Zip Code)

(408) 517-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  Effective February 13, 2009, David C. Cunningham, Vice President, Worldwide Sales of Chordiant Software, Inc., a Delaware corporation (the “Company”), resigned from the Company.  On that date, the Company entered into a separation agreement with Mr. Cunningham, the material terms of which are:

1.	Mr. Cunningham has resigned as an employee of the Company.
2.	The Company will continue to pay Mr. Cunningham his base salary, subject to standard payroll deductions and withholdings, for a period of six (6) months.
3.
The Company will pay  Mr. Cunningham bonus and commission payments, if any, due under the Company’s 2009 Vice President Worldwide Sales Incentive Bonus Plan as if Mr. Cunningham was employed with the Company through March 31, 2009.

4.	The Company will pay Mr. Cunningham’s COBRA premiums for a period of six (6) months.
5.	Mr. Cunningham released the Company from all claims.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 13, 2009	CHORDIANT SOFTWARE, INC.

	By:	/s/ STEVEN R. SPRINGSTEEL
Steven R. Springsteel Chairman, President and Chief Executive Officer